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                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-44637) and related Prospectus of Ride, Inc. for the registration of 2,608,729 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1998, with respect to the consolidated financial statements and schedule of Ride, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.






Seattle, Washington
March 24, 1998                             ERNST & YOUNG LLP